UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2012

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangement of Executive Officer

On May 7, 2012, SunOpta, Inc. (“SunOpta”) and Steven R. Bromley, SunOpta’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to the employment agreement, dated February 1, 2007, between SunOpta and Mr. Bromley (the “Employment Agreement”). The Amendment amends the term of the Employment Agreement effective February 1, 2012, allowing for automatic renewal of the Employment Agreement for successive one-year periods. All other terms of the Employment Agreement remain unchanged.

Under the Employment Agreement, as amended, Mr. Bromley will continue to receive the following payments and benefits: (a) a base salary at the current annual rate of $486,000 (Canadian) or such higher annual rate as may from time to time be approved by the Board of Directors of SunOpta; (b) a bonus of up to 60% of his base salary; (c) an employer matching contribution of up to 5% of his salary to his individual retirement savings plan; (d) an auto allowance; (e) participation in SunOpta’s employee stock purchase plan; (f) payment of an annual club membership; (g) payment of annual professional membership fees and other reasonable fees relating to his employment; (h) family health, hospital, vision and dental insurance coverage; (i) up to four weeks of paid vacation per annum; and (j) payment of severance benefits in the amounts and upon the terms outlined in the Employment Agreement.

This summary of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on February 2, 2007, and is incorporated herein by reference, and by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated May 6, 2012, between SunOpta, Inc. and Steven R. Bromley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ John Dietrich
John Dietrich
Vice President, Corporate Development and Secretary

Date:	May 11, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement, dated May 7, 2012, between SunOpta, Inc. and Steven R. Bromley